UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 2, 2007
OPTION CARE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19878	36-3791193

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

485 Half Day Road, Suite 300, Buffalo Grove, Illinois	60089

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (847) 465-2100

N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On July 2, 2007, Walgreen Co., an Illinois corporation (“Walgreens”), Bison Acquisition Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Walgreens (“Acquisition Sub”), and Option Care, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).
Subject to the terms and conditions of the Merger Agreement, as soon as practicable, and in any event within ten business days of July 2, 2007 (i) Acquisition Sub will commence a tender offer (the “Offer”) to purchase all of the outstanding shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a price of $19.50 per share in cash; and (ii) following the consummation of the Offer, Acquisition Sub will be merged with and into the Company (the “Merger”), with each outstanding share of Common Stock (other than, among other things, (a) shares held by the Company as treasury stock or by Walgreens or Acquisition Sub, (b) shares held by any wholly-owned subsidiary of the Company or Walgreens (other than Acquisition Sub), and (c) shares held by holders who are entitled to tender in the Offer and have properly demanded dissenters’ rights under Delaware law) being converted into the right to receive $19.50 in cash. The Company will survive the Merger as a wholly-owned subsidiary of Walgreens.
Under the Merger Agreement, at the effective time of the Merger (a) all outstanding Company stock options will be exchanged for a cash payment for each underlying share equal to the difference, if any, between the Merger offer price per share of $19.50 and the exercise price per share of the options, and (b) all amounts contributed to the Option Care, Inc. 2001 Employee Stock Purchase Plan (the “Company ESPP”) between January 1, 2007 and June 30, 2007 shall be converted into shares of Common Stock based upon the conversion price specified in such plan, and will subsequently be redeemed in the Merger. Any amounts contributed by employees after June 30, 2007 to the Company ESPP shall be returned to each such employee.
Pursuant to the terms of the Merger Agreement, effective upon the purchase of shares of Common Stock pursuant to the Offer, Walgreens will be entitled to designate a number of directors, rounded up to the nearest whole number, as will give Walgreens representation on the Board of Directors of the Company (the “Company Board”) equal to the product of the total number of members of the Company Board (after giving effect to the directors elected pursuant to this sentence) multiplied by the percentage that the number of shares of Common Stock beneficially owned by Buyer or Acquisition Sub at such time bears to the total number of shares of Common Stock then outstanding.
The Company, Walgreens and Acquisition Sub have made customary representations, warranties and covenants in the Merger Agreement. In the Merger Agreement, the Company has covenanted not to solicit alternative transactions or, subject to certain exceptions, to enter into discussions concerning, or provide confidential information in connection with, an alternative transaction. Consummation of the Offer is subject to certain conditions, including the tender of a majority of the shares of Common Stock representing the majority of the shares on a fully-diluted basis, obtaining necessary regulatory approvals, among which is the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other customary conditions.

The Merger Agreement contains certain termination rights for each of Walgreens and the Company and provides that, upon the termination of the Merger Agreement under specified circumstances, the Company will be required to pay Walgreens a termination fee of $25.8 million. In addition, in certain circumstances where the Merger Agreement is terminated, each of Walgreens and the Company may be entitled to reimbursement of their expenses by the other party, up to a maximum of $5 million, provided however that any amount received by Walgreens as expense reimbursement shall reduce the amount that it may recover under the termination fee.
The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of the specific dates therein, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged among the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing those matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Walgreens or Acquisition Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Concurrently with the execution of the Merger Agreement, and as a condition of Buyer and Acquisition Sub’s willingness to enter into the Merger Agreement, each of (i) Dr. John Kapoor, the Company’s Chairman of the Board of Directors, acting on behalf of entities affiliated with him, and (ii) Rao Akella, acting on behalf of various trusts for Dr. Kapoor and his family, entered into a support agreement with Walgreens and Acquisition Sub, pursuant to which, among other things, each of Dr. Kapoor and Mr. Akella have agreed to tender all of the shares of Common Stock beneficially owned by him in the Offer. Together, Dr. Kapoor and Mr. Akella are the beneficial owner of approximately 22% of the Company’s shares of Common Stock.
Item 8.01. Other Events
On July 2, 2007, the Company and Walgreens issued a press release relating to the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1
Item 9.01. Financial Statements and Exhibits.
The following exhibits are filed as part of this report.

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of July 2, 2007, among Option Care, Inc., Walgreen Co. and Bison Acquisition Sub Inc.

99.1	Press Release dated July 2, 2007 of Option Care, Inc. and Walgreen Co.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTION CARE, INC.
By:	/s/ Joseph Bonaccorsi
	Name:	Joseph Bonaccorsi
	Title:	Secretary

Date: July 3, 2007

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 2, 2007, among Option Care, Inc., Walgreen Co. and Bison Acquisition Sub Inc.*

99.1	Press Release dated July 2, 2007, of Option Care, Inc. and Walgreen Co.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K, and shall be furnished to the SEC upon request.